UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2012

UROPLASTY, INC.
(Exact name of registrant as specified in charter)

Minnesota	001-32632	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Feltl Road
Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

952-426-6140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Uroplasty, Inc. held its annual meeting of shareholders on September 13, 2012.  At the meeting, each of Lee A. Jones and David B. Kaysen were reelected as class I directors to serve until the annual shareholder meeting in 2015 or until their successors are elected and qualify. The shareholders also ratified the appointment of Grant Thornton LLP as Uroplasty’s independent registered public accounting firm for the year ending March 31, 2013.

As of the July 16, 2012 record date for the meeting, there were 20,926,582 shares of common stock issued and outstanding and 19,069,553 shares were represented at the annual meeting. The voting results were as follows:

1.	Election of Directors

	For	Withheld	Broker Non-Votes
Lee A. Jones	12,147,018	221,257	6,701,278
David B. Kaysen	12,149,303	218,972	6,701,278

2.	Ratification of Auditors

Shareholders ratified the appointment of Grant Thornton LLP by a vote of 19,017,828 shares in favor, 22,853 shares against, 28,872 shares abstaining, and no broker non-votes.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 17, 2012

UROPLASTY, INC.

	By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer